Table of Contents

As filed with the Securities and Exchange Commission on December 29, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tivic Health Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-4016391
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

47685 Lakeview Blvd.

Fremont, California 94538

(888) 276-6888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer Ernst

Chief Executive Officer

Tivic Health Systems, Inc.

47685 Lakeview Blvd.

Fremont, California 94538

(888) 276-6888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Christopher L. Tinen, Esq.

Snell & Wilmer L.L.P.

3611 Valley Centre Drive, Suite 500

San Diego, California 92130

(858) 910-4809

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 29, 2025

36,135,295 Shares of Common Stock

This prospectus relates to the offer and resale by the selling stockholders named in this prospectus (collectively, the “Selling Stockholders”) of up to 36,135,295 shares of common stock, par value $0.0001 per share, of Tivic Health Systems, Inc. (the “Company,” “we,” “our,” or “us”), consisting of (i) up to 33,230,767 shares of common stock issuable upon conversion of shares of our Series C Non-Voting Convertible Preferred Stock (“Series C Preferred Stock”) issued to the Selling Stockholders in the “Initial Tranche” (as defined therein) pursuant to that Securities Purchase Agreement we entered into with the Selling Stockholders on December 9, 2025 (the “Preferred Purchase Agreement”), based on the floor price of $0.39 (the “Floor Price”); and (ii) up to 2,904,528 shares of common stock issuable upon exercise of certain warrants to purchase common stock (the “Warrants”) issued to the Selling Stockholders in the Initial Tranche, together with the shares of Series C Preferred Stock, pursuant to the Preferred Purchase Agreement. See the sections of this prospectus entitled “The Selling Stockholder Transactions” for more information regarding the Preferred Purchase Agreement and the transactions contemplated thereby and “Selling Stockholders” for additional information regarding the Selling Stockholders.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted to the Selling Stockholders. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholders. However, upon the Selling Stockholders’ exercise of the Warrants, if ever, we will receive the exercise price of the exercised Warrants.

The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in their shares of common stock on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” on page 22 of this prospectus.

We have agreed to pay certain expenses related to the registration of the offer and sale by the Selling Stockholders of our common stock pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholders will bear all commissions, discounts, concessions and other selling expenses, if any, in connection with the sale of their shares of our common stock covered by this prospectus.

Shares of our common stock are listed on the Nasdaq Capital Market of the Nasdaq Stock Market, LLC under the symbol “TIVC.” The last reported sale price of our common stock on the Nasdaq Capital Market on December 26, 2025 was $1.61 per share.

We are an “emerging growth company” and a “smaller reporting company,” each as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings. See the sections of this prospectus entitled “Prospectus Summary - Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Smaller Reporting Company.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make an investment decision.

____________________

Investing in our common stock involves a high degree of risk. Before making any investment decisions, please read “Risk Factors” beginning on page 13 of this prospectus as well as the risk factors incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is           , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “Commission”), pursuant to which the Selling Stockholders may offer and sell, or otherwise dispose of, the shares of our common stock covered by this prospectus from time to time in one or more transactions, as described under “Plan of Distribution.”

This prospectus provides you with a general description of the securities that the Selling Stockholders may offer. We may add, update or change in a prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference. For further information about our business and our securities, you should refer to the registration statement and the reports incorporated by reference in this prospectus, as described in “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date. Neither we, nor the Selling Stockholders, have authorized any other person to provide you with different or additional information. Neither we, nor the Selling Stockholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide.

This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Stockholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management’s estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management’s estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Tivic Health Systems, Inc., the Tivic logo and other trademarks or service marks of Tivic appearing in this prospectus are the property of Tivic Health Systems, Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking” statements, as such term is defined by the Commission in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company, volatility of stock price, commercial viability of our product candidates and any other factors discussed in this and other registrant filings with the Commission.

These risks and uncertainties and other factors include, but are not limited to those set forth under “Risk Factors” of this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward- looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

This prospectus contains forward-looking statements, including statements regarding, among other things:

•	our anticipated needs for working capital;

•	our ability to secure additional financing;

•	our ability to continue as a going concern;

•	our ability to sell all of the shares of Series C Preferred Stock pursuant to the terms of the Preferred Purchase Agreement, and in accordance with applicable Nasdaq rules, and our ability to register and maintain the registration of the shares issuable thereunder and upon exercise of the Warrants;

•	the Selling Stockholders’ exercise of the Warrants, which may never occur;

•	the Selling Stockholders’ sale of shares of our common stock under this registration statement;

•	the integration of the Acquired Assets (as defined below) into our business, the implementation of our business model and strategic plans for our business and product candidates;

•	regulatory or legal developments in the United States and other countries;

•	the level of expenses related to our product development and operations;

•	our efforts to expand our products and our business; and

•	our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under the section of this prospectus entitled “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

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PROSPECTUS SUMMARY

The following summary highlights selected information appearing elsewhere in, or incorporated by reference into, this prospectus and does not contain all of the information that you should consider in making your investment decision in our securities. Before investing in our securities, you should carefully read this prospectus, any applicable prospectus supplement, and any documents incorporated by reference, including the information contained under the heading “Risk Factors” beginning on page 13 of this prospectus and under similar headings in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Reports on Form 10-Q following the most recent Annual Report on Form 10-K before making an investment decision. As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Company,” and “Tivic” refer to Tivic Health Systems, Inc.

Business Overview

Tivic Health Systems, Inc. (the “Company” or “Tivic Health”) is a late-stage therapeutics company harnessing the power of the immune system to improve clinical outcomes and save lives.

Tivic Health’s Toll-like Receptor 5 (“TLR5”) program’s lead product candidate is the late-stage TLR5 agonist, Entolimod™, to treat acute radiation syndrome (“ARS”) and for remediating side effects of medical radiation and chemotherapy. Tivic Health holds investigational new drug (“IND”) applications for Entolimod for ARS and advanced cancer applications. The U.S. Federal Drug Administration (“FDA”) has granted Fast Track and Orphan Drug designations to Entolimod™ for the treatment of ARS. The Company has licensed the rights to Entolimod and Entolasta as related to the neutropenia indication and plans, over time, to undertake Phase 2 clinical studies for Entolimod and/or Entolasta for the treatment of neutropenia and other oncology-related indications.

Tivic Health’s bioelectronic program has focused on developing non-invasive medical devices that influence biologic functions associated with various diseases and conditions seeking to meaningfully improve treatment options in neurologic, cardiac and autonomic-related diseases. Tivic Health has an FDA-approved over-the-counter device, ClearUP, that treats sinus pain and pressure, which it is in the process of discontinuing before the end of the year. As the Company exits its consumer health business, Tivic Health’s bioelectronic portfolio is now primarily focused on non-invasive vagus nerve stimulation (“VNS”).  Both a pilot study and an optimization study have been completed at the Feinstein Institute for Bioelectronic Medicine at Northwell Health. While study outcomes have been positive, the Company is currently focusing its resources on the advancement of its lead product candidate, Entolimod, and investments in its bioelectronics program may be significantly reduced or eliminated.

Wind Down of Current Commercial Product

In 2019, Tivic Health commercially launched ClearUP, a handheld device for treatment of sinus pain and congestion and our first FDA-regulated product. As previously disclosed, after our purchase of the Entolimod license, our focus substantially shifted from growing the ClearUP business to advancing our biologic pipeline and we began pursuing monetization strategies for the ClearUP business, including a potential strategic divestiture of the business.

On November 12, 2025, after considering all reasonably available options and a broader strategic reassessment, our board of directors approved the wind down of the ClearUP business, which we are working to substantially complete prior to the end of the year. In connection with the wind down of the ClearUP business, the Company incurred approximately $347 thousand in charges during the quarter ended September 30, 2025 and expects to incur additional related expenditures in the range of approximately $20 thousand to $50 thousand through the end of the year. Additionally, as a result of its exit from its consumer health business, the Company expects that it will generate minimal to no revenue until such time that it is able to obtain regulatory approval of and commercialize its other product candidates.

The estimates of the charges and costs that the Company expects to incur, and the timing thereof, as well as its revenue expectations, are subject to a number of assumptions and actual results may differ materially from those described above. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of or in connection with the wind down of the ClearUP business.

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Clinical Pipeline

Biologics Program

As announced in February 2025, we acquired worldwide exclusive license rights from Statera Biopharma, Inc. (“Statera”) to the late-stage toll-like receptor TLR5 agonist Entolimod for the treatment of ARS. In addition, we acquired an exclusive option to license five additional indications and clinical use cases for Entolimod and immune-optimized second-generation product candidate, Entolasta. In March 2025, we exercised our option to acquire an exclusive worldwide license to the neutropenia indication for Entolimod and Entolasta. Entolimod and Entolasta have been the subject of more than forty animal and human trials and $140 million of prior investment, including $35.6 million from the Department of Defense, Defense Threats Reduction Agency, NASA, National Institutes of Health and the Department of Army. The FDA has granted Fast Track and Orphan Drug designations to Entolimod for the prevention and treatment of ARS and to mitigate the likelihood of death following a potential lethal dose of total body ionization during or after a radiation disaster.

Our immediate focus with Entolimod will be validation of the manufacturing process sufficient to submit a biologics license application (“BLA”) to the FDA. A BLA is a submission to the FDA requesting to market a biologic product in the United States. The FDA uses the information and testing results presented in the BLA to ensure that biologic processes meet rigorous safety, purity and potency standards. If the BLA is approved, the FDA will issue us a biologics license, at which point we may begin marketing of the biologic compound in the United States. Prior to such approval, we may have opportunities to market Entolimod for emergency use in markets outside of the United States.

In addition, we have an active IND application for oncology-related applications and intend to use it to initiate one or more Phase 2 clinical studies for Entolimod and/or Entolasta for the treatment of neutropenia and other oncology-related indications. The TLR5 agonist works through the activation of the NF-kappaB pathway, upstream of G-CSF.  Entolimod treatment also led to reduced apoptosis and accelerated crypt regeneration in the gastrointestinal tract (Krivokrysenko, et al, PLOS-One, 2015). Entolimod and Entolasta’s mechanisms of action encompass the same active pathway as currently approved Granulocyte colony-stimulating factor (“G-CSF”) drugs but have additional benefits in reducing apoptosis and preventing cell death. The anti-apoptotic pathway has been tested for its prophylactic benefits and has shown efficacy in mitigating the damaging effects of radiation on both the gastrointestinal and hemopoietic systems and has been demonstrated to provide such benefits both before radiation exposure and within 48 hours after exposure.  We believe these properties have the potential to make our TLR5 agonists compelling as adjuvants and/or as alternatives to currently marketed G-CSF.

Bioelectronic Medicine

Tivic has also developed a proprietary approach to precision, non-invasive cervical vagus nerve stimulation (“ncVNS”) based on our experience building evidence-based bioelectronic therapeutics. The vagus nerve is the tenth cranial nerve and the longest autonomic nerve in the body. The vagus nerve is responsible for regulating several bodily functions, including system immune responses, digestion, heart rate, breathing, cardiovascular activity, and visceral reflexes. Because the vagus nerve regulates the immune system and many organ systems associated with chronic disease, modulating activity in this nerve pathway is of significant interest in the healthcare industry.

In May 2024, we announced the final results of an initial clinical validation study with The Feinstein Institutes for Medical Research at Northwell Health (“Feinstein”). Through this collaboration, we have confirmed the effectiveness of our patent-pending non-invasive ncVNS approach, which induces responses in the autonomic, cardiac, and central nervous systems and can be expected to have clinical utility in several major disease areas.

The magnitude of change in biometrics seen in our ncVNS data implies potential for greater clinical effects and enhanced reproducibility than demonstrated by previous studies of non-invasive VNS devices. These results in healthy subjects suggest our ncVNS approach may have clinical utility in several patient populations including those with post-traumatic stress disorder, cardiac disease, inflammatory conditions, and ischemic stroke, among others.

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Based upon initial results, in May 2024, we initiated a second collaborative research study with Feinstein to identify VNS device parameters, including frequency, signal parameters, electrode placement and duration of treatment, that deliver the optimal effect on autonomic nervous system (“ANS”) function (elsewhere referred to as our “optimization study”).  In September 2024, we announced approval for the contracted clinical work by Northwell Health’s Institutional Review Board, required before enrollment of subjects. In October 2024, we announced enrollment of the first subject in this optimization study for our patent pending, non-invasive VNS device. Enrollment was completed in November 2024. In early 2025, following the completion of two rounds of study visits, the Company expanded the protocol to include additional parameters for optimization, leading to additional intellectual property, including those claims covered in various patent filings. In June 2025, the Company announced the completion of the optimization study, noting that findings reinforce the importance of personalization for therapeutic efficacy, and in November 2025, the Company announced the filing of resulting intellectual property and reported study outcomes.  While study outcomes have been positive, the company is currently focusing its resources on the advancement of its lead product candidate and investments in its bioelectronics program may be significantly reduced or eliminated.

Recent Developments

Asset Purchase Transaction

On December 9, 2025, the Company, through a newly formed wholly owned subsidiary, Velocity Bioworks, Inc. (“VBI”), entered into an Asset Purchase Agreement (the “APA”) and Secured Party Bill of Sale (the “Bill of Sale”) with 3i, LP (“3i”), in its capacity as collateral agent (“Collateral Agent”) of Scorpius Holdings, Inc. (“Scorpius”) pursuant to which, VBI acquired all of personal property and assets (collectively, the “Acquired Assets”), but assumed no liabilities in respect to the period prior to the Closing Date (as defined below) of Scorpius, in a public sale pursuant to Article 9 of the Uniform Commercial Code (“Article 9”) (the “Acquisition”). In October 2025, as a result of Scorpius’ default under certain secured notes and related security agreements, the Collateral Agent exercised its rights and remedies with respect to certain collateral of Scorpius and its affiliate guarantors, including the Acquired Assets, and determined to sell such collateral in a public auction pursuant to Article 9, at which auction the Company submitted the winning bid. The Acquired Assets include, without limitation, facilities, equipment, inventory, contract rights, IT systems, software, files, records, documents, intellectual property, and goodwill related to Scorpius’ contract development and manufacturing organization (“CDMO”) business. As disclosed previously, back in May 2025 the Company engaged Scorpius to serve as the primary U.S. manufacturer for the Company’s late-stage TLR5 agonist, Entolimod, for the treatment of acute radiation syndrome.

The Acquisition closed on December 10, 2025 (the “Closing Date”). As a result of VBI’s acquisition of the Acquired Assets, all manufacturing and related services previously provided by Scorpius to the Company through its CDMO business will be completed in-house and the Company intends to expand its business operations to provide similar services to other clients in the future.

Pursuant to the APA, as consideration for the Acquired Assets, the Company (on behalf of VBI) paid the Collateral Agent $16,253,147.10 in cash at closing of the Acquisition. Consistent with customary practices in a sale under Article 9, the APA does not contain representations, warranties, covenants or indemnities of the Collateral Agent, and the assets were sold “as is.”

Senior Secured Convertible Note Offering

On December 9, 2025, the Company entered into a Securities Purchase Agreement (the “Note Purchase Agreement”) with 3i, pursuant to which the Company agreed to issue, in a private placement, upon the satisfaction of certain conditions specified in the Note Purchase Agreement, a senior secured convertible note (the “Note”) in the principal amount of $16,253,147.10 and a warrant (the “Note Offering Warrant”) to purchase up to an aggregate of 4,553,213 shares of the Company’s common stock to 3i for an aggregate purchase price of $16,253,147.10 (the “Note Offering”).

The Note Offering closed on the Closing Date. The Company received gross proceeds of $16,253,147.10 from the Note Offering, all of which it used to fund the purchase of the Acquired Assets. Pursuant to the Note Purchase Agreement, the Company agreed to reimburse 3i for all costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Note Purchase Agreement, up to $100,000.

On December 9, 2025, the Company, VBI and 3i entered into a Security Agreement (the “Security Agreement”), pursuant to which the Company and VBI granted security interests in the Collateral (as such term is defined in the Security Agreement) to secure the obligations of the Company under the Note and the Note Purchase Agreement.

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The Note matures on the fifth anniversary of the issuance date (the “Maturity Date”), unless prior thereto there is an event of default, and bears interest at a rate of 5.0% per annum; provided, however, that upon the occurrence (and during the continuance) of an event of default, the Note shall bear interest at a rate of 10% per annum. Commencing on the first day of the first full calendar month that is 18 months from the issuance date, and on the first day of each calendar month thereafter until the Maturity Date (each, an “Installment Date”), in each case provided that there has been no Equity Conditions Failure (as defined in the Note), the Company shall pay 3i an amount equal to the sum of (i) (a) with respect to any Installment Date other than the Maturity Date, the lesser of the (A) quotient of (I) the principal amount outstanding under the Note as of the initial Installment Date, divided by (II) the number of Installment Dates occurring under the Note and (B) the principal amount then outstanding under the Note as of such Installment Date and (b) with respect to the Installment Date that is the Maturity Date, the principal amount then outstanding under the Note as of such Installment Date; (ii) any Deferral Amount (as defined in the Note) deferred under the Note and included in such Installment Amount in accordance therewith; and (iii) in each case of clauses (i) and (ii), the sum of any accrued and unpaid interest, accrued and unpaid late charges, and Make-Whole Amount (as defined in the Note) as of the Installment Date (the “Installment Amount”) by converting such Installment Amount into shares of common stock; provided, however, that, the Company’s election, the Company may choose to redeem such Installment Amount in cash or by any combination of cash and shares of common stock.

In addition to the foregoing, the Note is convertible in part or in whole, at the option of the holder, at any time, into such number of shares of common stock of the Company equal to the sum of the principal amount of the Note, plus all accrued and unpaid interest, plus any Make-Whole Amount, plus any unpaid late charges (the “Holder Conversion Amount”) at a conversion price equal to $2.2310 (the “Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and subject to an Exchange Cap (as defined below) and other limitations; provided, however, that if at any time while the Note is outstanding, the Company sells or grants any options to purchase or sells or issues shares of common stock or common stock equivalents at a price below the Conversion Price then in effect (such lower price, the “Base Conversion Price”), then the Conversion Price shall be lowered to such Base Conversion Price. Notwithstanding the foregoing, subject to the terms of the Note, at any time after the effective date of a registration statement covering the shares of common stock issuable upon conversion of the Note (the “Note Conversion Shares”) and shares of common stock issuable upon exercise of the Note Offering Warrants (the “Note Offering Warrant Shares”), the holder shall be entitled to convert all or any portion of the unpaid Holder Conversion Amount not exceeding $750,000 (or a higher amount mutually agreed upon by the Company and the holder) per calendar month into Conversion Shares at a conversion price equal to 97% of the lowest volume weighted average price (“VWAP”) of the shares of common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the conversion date, provided that the Alternative Conversion Price may not be below $0.39, the Floor Price. If the Alternative Conversion Price is below the Floor Price, then in addition to the issuance of the Note Conversion Shares, the Company shall pay the holder cash as a true-up in accordance with the Note. All conversions are subject to certain beneficial ownership limitations, as set forth in the Note.

The Note contains customary events of default, including key person departure events. If an event of default occurs, 3i may require the Company to redeem (regardless of whether such event of default has been cured) all or any portion of the Note at the Redemption Price (calculated in accordance with the terms of the Note). Subject to limited exceptions set forth in the Note, the Note prohibits the Company and, as applicable, its subsidiaries from incurring any new indebtedness, other than permitted indebtedness.

The Note is redeemable by the Company at a redemption price equal to 105% of the sum of the Installment Amount to be redeemed. While the Note is outstanding, if the Company enters into a Subsequent Placement (as such term is defined in the Note), the holder of the Note shall have the right to require that the Company redeem all, or any portion, of the amount due under the Note in an amount not in excess of 36% of the net proceeds of such Subsequent Placement.

The Note Offering Warrant shall be immediately exercisable (subject to certain beneficial ownership limitations and stockholder approval of the waiver of the Exchange Cap), expire five years from the date of issuance, and have an exercise price equal to $2.2310 (as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in the Note Offering Warrant). The Note Offering Warrant provides for cashless exercise under certain circumstances. All exercises are subject to certain beneficial ownership limitations, as set forth in the Note Offering Warrant.

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Pursuant to the Note Purchase Agreement, from December 9, 2025 until the later of (i) the date that less than 10% of the principal of the Note is outstanding and (ii) the 12-month anniversary of the issuance date (the “Restricted Period”), the Company shall be prohibited from entering into a Variable Rate Transaction (as such term is defined in the Note Purchase Agreement). Additionally, subject to certain exceptions, during the Restricted Period, the Company shall be prohibited from (i) issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of common stock or common stock equivalents or (ii) filing any registration statement or any amendments or supplements thereto. Further, during the Restricted Period, 3i shall have the right to participate in any subsequent financing for up to 20% of such financing.

In connection with the Note Offering, on December 9, 2025, the Company and 3i entered into a Registration Rights Agreement (the “Note Offering RRA”), pursuant to which the Company agreed to file a registration statement within 15 days to register the shares of common stock issuable upon conversion of the Note (the “Note Conversion Shares”) and upon exercise of the Warrants with the Commission and to use its commercially reasonable best efforts to have the registration statement declared effective by the SEC within 45 calendar days of the filing deadline (which may be extended in the event the SEC elects to review such registration statement).

Pursuant to the Note Purchase Agreement, the Company has agreed to hold a special meeting of its stockholders as soon as practicable, but in no event later than 90 days after the date of the Note Purchase Agreement, for the purpose of obtaining stockholder approval of a waiver of the Exchange Cap. If stockholder approval is not obtained by such date, the Company has agreed to hold additional meetings every four months thereafter for the purpose of obtaining such stockholder approval until it is obtained.

The Note Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Relying on, among other things, the representation that the purchaser of securities under the Note Purchase Agreement is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The number of shares of common stock that may be issued upon conversion of the Note, exercise of the Note Offering Warrant, conversion of the shares of Series C Preferred Stock (as defined below) and exercise of the Preferred Offering Warrants (as defined below), and inclusive of any shares issuable under and in respect of the Note Purchase Agreement and the Preferred Purchase Agreement (as defined below), is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the outstanding number of shares of common stock at the time the Company entered into the Note Purchase Agreement and Preferred Purchase Agreement, or 353,013 shares, unless Stockholder Approval is obtained to exceed the Exchange Cap. If the Note was to fully convert (including interest and the Make-Whole Amount (as such term is defined in the Notes)) into Conversion Shares at the Conversion Price, assuming no Exchange Cap, the Company would issue 9,106,425 Conversion Shares.

Amendment of April 2025 Securities Purchase Agreement

A previously disclosed in that Current Report on Form 8-K file by the Company with the Commission on May 2, 2025, on April 29, 2025, the Company entered into a Securities Purchase Agreement (the “April 2025 Purchase Agreement”) with Helena Global Investment Opportunities I Ltd. (“Helena”), pursuant to which, subject to the conditions set forth therein, the Company agreed to sell to Helena, and Helena agreed to purchase from the Company, up to 8,400 shares of the Company’s Series B Non-Voting Convertible Preferred Stock (“Series B Preferred Stock”) and warrants (the “Series B Warrants”) to purchase shares of the Company’s common stock for a total purchase price of up to $8,400,000 in six tranche closings. As of December 9, 2025, the Company had completed four of the six tranche closings contemplated by the April 2025 Purchase Agreement. On December 9, 2025, Helena assigned the April 2025 Purchase Agreement, including all of its rights and obligations thereunder, to 3i, and 3i purchased all of the outstanding shares of Series B Preferred Stock and Series B Warrants from Helena.

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On December 9, 2025, the Company and 3i entered into an Amendment to Securities Purchase Agreement (the “SPA Amendment”), which amends the April 2025 Purchase Agreement to:

•	extend the termination date of the agreement from no later than December 31, 2025 to no later than December 9, 2026;

•	provide that the Fifth Tranche Closing (as defined in the SPA Amendment) shall occur on the third trading day following delivery by 3i of a Purchaser Closing Notice (as defined in the SPA Amendment) to the Company with respect to such tranche, and that the Final Tranche Closing (as defined in the SPA Amendment) shall occur on the third trading day following delivery by 3i of a Purchaser Closing Notice (as defined in the SPA Amendment) to the Company with respect to such tranche, in each case in 3i’s sole discretion; and

•	provide that the Company’s board of directors shall take all necessary action to lower the applicable floor price to $0.39 per share, and that, in connection therewith, the Company shall hold a meeting of its stockholders no later than March 9, 2025 to seek approval to waive the Cap. For purposes of the SPA Amendment, the “Cap” means the number of shares of common stock or pursuant to the transactions entered into on December 9, 2025 (including the lowering of the floor price pursuant to the SPA Amendment) by the Company to the extent that after giving effect thereto, the aggregate number of shares of common stock that would be issued as well as permitted to vote or be converted or exercised for pursuant to such transactions would not exceed 19.99% of the Company’s outstanding shares of common stock as of such date.

The Selling Stockholder Transactions

Securities Purchase Agreement, Series C Preferred Stock and Warrant Terms

On December 9, 2025, the Company entered into the Preferred Purchase Agreement with the Selling Stockholders, pursuant to which, subject to the conditions set forth therein, the Company agreed to sell to the Selling Stockholders, and the Selling Stockholders agreed to purchase from the Company, up to 75,000 shares of the Series Preferred Stock and Warrants to purchase shares of Company common stock for a total purchase price of up to $75,000,000 (the “Preferred Offering”) in several tranche closings (each, a “Tranche Closing”).

The Preferred Purchase Agreement provides that the Preferred Offering shall be conducted through a series of separate Tranche Closings, pursuant to which, subject to satisfaction of the applicable closing conditions set forth in the Preferred Purchase Agreement, the Company shall sell and issue the Selling Stockholders up to an aggregate of 75,000 shares of Series C Preferred Stock, at a price of $1,000 per share, as follows: (i) 12,000 shares of Series C Preferred Stock, for $12,000,000 in gross proceeds to the Company, in the initial Tranche Closing, which was consummated on December 10, 2025; (ii) 6,000 shares of Series C Preferred Stock, for $6,000,000 in gross proceeds to the Company, in the second Tranche Closing, which shall be consummated three business days after the Second Tranche Closing Conditions (as defined below) have been satisfied or waived; and (iii) up to an aggregate of 57,000 shares of Series C Preferred Stock, for an aggregate of up to $57,000,000 in a series of subsequent Tranche Closings (each a “Subsequent Tranche Closing,” and together the “Subsequent Tranche Closings”), which shall be consummated when the Subsequent Tranche Closing Conditions (as defined in the Preferred Purchase Agreement) have been satisfied or waived, including but not limited to that the aggregate stated value of the Series C Preferred Stock outstanding does not exceed $3,000,000 and certain additional volume and price conditions are met.

In addition to the shares of Series C Preferred Stock to be sold and issued to the Selling Stockholders in the Preferred Offering, at each Tranche Closing the Company shall also issue the Selling Stockholders an aggregate of Warrants to purchase that number of shares of Company common stock equal to 50% of shares of common stock issuable upon conversion in full of the shares of Series C Preferred Stock issued in connection with the same Tranche Closing. Each Warrant shall be immediately exercisable (subject to certain beneficial ownership limitations and Stockholder Approval), expire five years from the date of issuance, and have an exercise price of $2.2310 (as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in the Warrant).

In the event that the closing price of the Company’s common stock during the prior three trading days preceding a Tranche Closing date shall be lower than the Floor Price, then the applicable Tranche Closing shall be delayed until such time as the price meets the required threshold for a period of five consecutive trading days. Notwithstanding the foregoing, the Selling Stockholders have the ability, subject to prior written consent of the Company, to purchase any number of shares of Series C Preferred Stock prior to the dates of the Tranche Closings provided for in the Preferred Purchase Agreement during the term of the Preferred Purchase Agreement.

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Pursuant to the Preferred Purchase Agreement, subject to certain exceptions, through the later of (i) the date that less than 1,200 shares of Series C Preferred Stock are outstanding and (ii) December 9, 2026 (the “ROFR Period”), the Selling Stockholders will have a right of first refusal to with respect to any investment proposed to be made by any other person for each and every future variable rate transaction during the ROFR Period. Additionally, subject to certain exceptions, through the later of (i) the date that less than 1,200 shares of Series C Preferred Stock are outstanding and (ii) December 9, 2026, the Selling Stockholders shall have the right to participate in any subsequent financing for up to 20% of such financing.

The consummation of the transactions contemplated by the Preferred Purchase Agreement is subject to various customary closing conditions. In addition, pursuant to the Preferred Purchase Agreement, unless and until the Company obtains stockholder approval to issue additional shares in accordance with applicable Nasdaq Rules (“Stockholder Approval”), the Selling Stockholders are prohibited from converting their shares of Series C Preferred Stock and exercising their Warrants to the extent that such conversions and exercises would, in the aggregate, result in the issuance of shares of common stock exceeding the Exchange Cap. The Selling Stockholders shall have no obligation to fund the second or subsequent Tranche Closings unless and until Stockholder Approval has been obtained, and the Company has agreed to obtain Stockholder Approval no later than 90 days after the date of the Preferred Purchase Agreement.

The Preferred Purchase Agreement contains customary termination provisions for the Investors under certain limited circumstances and the Preferred Purchase Agreement will automatically terminate if any Tranche Closing has not occurred prior to June 9, 2027.

In connection with the Preferred Purchase Agreement, the Company and the Selling Stockholders also entered into a registration rights agreement (the “Preferred Registration Rights Agreement”), pursuant to which the Company agreed to file with the Commission, no later than 15 days from the Closing Date, a registration statement (the “Preferred Registration Statement”) covering the shares of common stock, issuable upon conversion of the shares of Series C Preferred Stock and exercise of Warrants issued on the Closing Date and have the registration statement declared effective by the Commission within 45 days of the filing deadline (which may be extended in the event the Commission elects to review such registration statement). Upon the completion of any Tranche Closing subsequent to the Closing Date, the Company is required to file a new registration statement within 15 days covering the registrable securities subject to such Tranche Closing and have the registration statement declared effective by the Commission within 45 days of the filing deadline.

Initial Tranche

On December 10, 2025, the Company and the Selling Stockholders held the initial tranche closing (the “Initial Tranche Closing”), as set forth in Section 2.3(c) of the Preferred Purchase Agreement, whereby the Selling Stockholders paid $12,000,000 to the Company for the purchase of 12,000 shares of Series C Preferred Stock (the “Initial Tranche Preferred Shares”) and Warrants to purchase 2,904,528 shares of Company common stock, with an exercise price of $2.231 per share, thereby completing the Initial Tranche Closing and formally issuing the Initial Tranche Preferred Shares and Warrants.

As of December 29, 2025, all 12,000 of the Initial Tranche Preferred Shares and Warrants remain outstanding.

Reverse Stock Splits

Reverse Stock Split - 2025

Effective March 7, 2025, the Company implemented a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-17. As a result of the reverse stock split, the total number of shares of common stock held by each stockholder of the Company were converted automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse stock split divided by 17. No fractional shares were issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share. Also, all options, warrants, preferred stock and other convertible securities of the Company outstanding immediately prior to the reverse stock split were adjusted in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities. There was no change to the par value, or authorized shares, of either the common stock or preferred stock, as a result of the reverse stock split.

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All share and per share amounts for our common stock, as well as the number of shares of common stock issuable upon conversion of outstanding preferred stock and upon exercise of options and warrants outstanding, and exercise prices thereof, from dates prior to completion of the reverse stock split that are included in this prospectus, including the financial statements and footnotes thereto incorporated herein by reference, have been retroactively restated to give effect to the reverse stock split.

Reverse Stock Split - 2023

Effective August 23, 2023, the Company implemented a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-100. As a result of the reverse stock split, the total number of shares of common stock held by each stockholder of the Company were converted automatically into the number of shares of our common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to completion of the reverse stock split divided by 100. No fractional shares were issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share. Also, all options, warrants and other convertible securities of the Company outstanding immediately prior to the reverse stock split were adjusted in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding pursuant to such terms. There was no change to the par value, or authorized shares, of either the common stock or preferred stock, as a result of the reverse stock split.

All share and per share amounts for our common stock, as well as the number of shares of common stock issuable upon exercise of the options and warrants outstanding, and exercise prices thereof, from dates prior to completion of the reverse stock split that are included in this registration statement, including the financial statements and footnotes thereto incorporated herein by reference, have been retroactively restated to give effect to the reverse stock split.

Risks Associated with this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors” and under similarly titled headings of the documents incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with this offering include:

•	Investors who buy shares at different times will likely pay different prices.

•	The issuance of shares of our common stock upon the Selling Stockholders’ conversion and/or exercise of shares of our Series C Preferred Stock and Warrants, respectively, may cause substantial dilution to our existing stockholders and investors that purchase shares in this offering, and the sale of a substantial number of shares of our common stock by the Selling Stockholders could cause the price of our common stock to decline.

•	Our management will have broad discretion over the use of the net proceeds from the Selling Stockholders’ exercise of Warrants and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

•	You may experience additional dilution as a result of future equity offerings.

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Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the federal securities laws. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. As a result:

•	we are required to have only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operation in this prospectus;

•	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and financial statements (i.e., an auditor discussion and analysis) compliance with new or revised accounting standards until they are made applicable to private companies;

•	we are not required to engage an auditor to provide an attestation to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation; and

•	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say on pay,” “say on frequency” and “say on golden parachute arrangements.”

We may take advantage of these reduced reporting and other requirements until the earlier of (i) the last day of the first fiscal year following the fifth anniversary of the completion of this offering; (ii) the last day of the first fiscal year in which we have total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and the registration statement of which this prospectus is a part, and we may elect to take advantage of other reduced reporting requirements in the future. As a result, the information that we provide to our stockholders may be different than, and not comparable to, information presented by other public reporting companies.

Implications of Being a Smaller Reporting Company

We are also a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects. We may be a smaller reporting company even after we are no longer an emerging growth company.

Corporate Information

The Company was incorporated in California in September 2016 and reincorporated as a Delaware corporation in June 2021. Our principal executive offices are located at 47685 Lakeview Boulevard, Fremont, California 94538. Our telephone number is (888) 276-6888. Our website address is www.tivichealth.com. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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The Offering

Shares of Common Stock Offered for Resale by the Selling Stockholders:	Up to 36,135,295 shares of our common stock, consisting of (i) up to 33,230,767 shares of common stock issuable upon conversion of shares of our Series C Preferred Stock issued to the Selling Stockholders in the First Tranche pursuant to the Preferred Purchase Agreement, based on the Floor Price; and (ii) up to 2,904,528 shares of common stock issuable upon exercise of the Warrants issued to the Selling Stockholders in the Initial Tranche, together with the shares of Series C Preferred Stock, pursuant to the Preferred Purchase Agreement.

Use of Proceeds:	The Selling Stockholders will receive all of the proceeds from the sale of the shares of common stock offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholders. However, upon the Selling Stockholders’ exercise of the Warrants, if ever, we will receive the exercise price of the exercised Warrants. Any proceeds we receive are expected to be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors:	Investing in our common stock involves risks. Please refer to the information contained under the heading “Risk Factors” beginning on page 13 of this prospectus and the other information included or incorporated by reference into this prospectus for a discussion of factors you should carefully consider before investing our securities.

Trading Symbol:	Shares of our common stock are listed on the Nasdaq Capital Market under the ticker symbol “TIVC.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as those described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors included in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K following the most recent Annual Report on Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement before deciding whether to invest in out securities. The occurrence of any of the events or developments described below and in our filings with the Commission could harm our business, financial condition, operating results, and/or growth prospects.

The risks described below and in our filings with the Commission are not the only ones facing us. Our business is also subject to the risks that affect many other companies, such as competition, labor relations, general economic conditions, inflation, tariffs, supply chain constraints, geopolitical changes, and international operations. We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business operations and our liquidity. The risks described below and in our filings with the Commission could cause our actual results to differ materially from those contained in the forward-looking statements we have made in this prospectus, the information incorporated herein by reference, and those forward-looking statements we may make from time to time. You should understand that it is not possible to predict or identify all such factors. This prospectus is qualified in its entirety by these risk factors.

Risks Associated with the Recent Acquisition

We recently completed the Acquisition and purchased the Acquired Assets, and we have limited to no prior experience running a CDMO business. We may not be able to effectively integrate the Acquired Assets into our operations (including regulatory, quality, product development, marketing and manufacturing operations).

We have historically operated solely as a medical device and biopharmaceutical company. We recently completed the Acquisition and purchased the Acquired Assets, which will require us to operate in, among others, regulatory, quality, product development, manufacturing and marketing environments with which we have limited experience. While we have hired experienced staff to support this new dimension of the business, we may not be able to successfully create or integrate new capabilities into our overall business. This may ultimately limit or substantively damage our ability to capitalize on the Acquired Assets.

Cash expenditures associated with the Acquisition may create certain liquidity risks for us.

We incurred significant transaction costs and expect to incur integration costs in connection with the Acquisition. While we expected that the transactions costs would be incurred, there are many factors beyond our control that could affect the total amount of the integration expenses associated with the Acquisition. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. To the extent the integration expenses are higher than anticipated, we may experience liquidity issues.

The Acquisition may distract our management from its other responsibilities.

The Acquisition could cause our management to focus its time and energies on matters related to the Acquisition that otherwise would be directed to the other business and operations of the Company. Any such distraction on the part of management, if significant, could affect its ability to service existing business and develop new business and adversely affect our business.

Risks Associated with this Offering

Investors who buy shares at different times will likely pay different prices.

The Selling Stockholders may resell all, some or none of their shares registered hereby at any time or from time to time in their discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholders in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholders in this offering as a result of future sales made by the Selling Stockholders to purchasers in this offering.

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The issuance of shares of our common stock upon the Selling Stockholders’ conversion and/or exercise of shares of our Series C Preferred Stock and Warrants, respectively, may cause substantial dilution to our existing stockholders and investors that purchase shares in this offering, and the sale of a substantial number of shares of our common stock by the Selling Stockholders could cause the price of our common stock to decline.

We are registering for resale by the Selling Stockholders up to 36,135,295 shares of our common stock under this prospectus, consisting of up to 33,230,767 shares of common stock issuable upon conversion of shares of Series B Preferred Stock and up to 2,904,528 shares of common stock issuable upon exercise of the Warrants. The number of shares of our common stock ultimately offered for resale by the Selling Stockholders under this prospectus is dependent upon the number of shares of Series B Preferred Stock that are converted into shares of our common stock by the Selling Stockholders and the number of Warrant Shares issued, which could cause substantial dilution to our existing stockholders and investors that purchase shares in this offering. If the Selling Stockholders sell, or the market perceives that the Selling Stockholders intend to sell, a substantial number of shares of our common stock in the public market, the price of our common stock may decline. The shares of common stock offered under this prospectus and under previous registration statements represent a significant number of shares in comparison to the number of shares of our common stock currently outstanding, and if sold in the market all at once or at approximately the same time, could depress the market price of our common stock. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our management will have broad discretion over the use of the net proceeds from the Selling Stockholders’ exercise of Warrants, if any, and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the Selling Stockholders. However, upon the Selling Stockholders’ exercise of the Warrants, if ever, we will receive the exercise price of the exercised Warrants. Our management will have broad discretion as to the use of those net proceeds from such exercises, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

You may experience additional dilution as a result of future equity offerings.

In order to raise additional capital, we may sell additional shares of our common stock or other securities convertible into or exchangeable for shares or our common stock, including in future tranches under the Preferred Purchase Agreement. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be lower than the price per share that you purchase the shares of common stock being offered hereunder by the Selling Stockholders.

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THE SELLING STOCKHOLDER TRANSACTIONS

The following provides a summary of the transaction entered into with the Selling Stockholders pursuant to which they received, or are entitled to receive, the shares of our common stock being registered hereby for resale by the Selling Stockholders. The following summary of such transactions does not purport to be complete and are subject to, and qualified in its entirety by, the forms of transaction documents entered into in connection with such transactions, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated herein by reference. You should carefully read this entire prospectus, including the information incorporated herein by reference.

Securities Purchase Agreement

On December 9, 2025, we entered into the Preferred Purchase Agreement with the Selling Stockholders, pursuant to which, subject to satisfaction of the applicable closing conditions set forth therein, we agreed to sell to the Selling Stockholders, and the Selling Stockholders agreed to purchase from us, up to 75,000 shares of the Series Preferred Stock and Warrants to purchase shares of Company common stock for a total purchase price of up to $75,000,000 in several Tranche Closings.

The Preferred Purchase Agreement provides that the Preferred Offering shall be conducted through a series of separate Tranche Closings, pursuant to which, subject to satisfaction of the applicable closing conditions set forth in the Preferred Purchase Agreement, we shall sell and issue the Selling Stockholders up to an aggregate of 75,000 shares of Series C Preferred Stock, at a price of $1,000 per share, as follows: (i) 12,000 shares of Series C Preferred Stock, for $12,000,000 in gross proceeds to the Company, in the initial Tranche Closing, which was consummated on December 10, 2025; (ii) 6,000 shares of Series C Preferred Stock, for $6,000,000 in gross proceeds to the Company, in the second Tranche Closing, which shall be consummated three business days after the Second Tranche Closing Conditions have been satisfied or waived; and (iii) up to an aggregate of 57,000 shares of Series C Preferred Stock, for an aggregate of up to $57,000,000 in a series of Subsequent Tranche Closings, which shall be consummated when the Subsequent Tranche Closing Conditions (as defined in the Preferred Purchase Agreement) have been satisfied or waived, including but not limited to that the aggregate stated value of the Series C Preferred Stock outstanding does not exceed $3,000,000 and certain additional volume and price conditions are met.

Subject to certain beneficial ownership limitations and, until such date that Stockholder Approval is obtained, the Exchange Cap, at any time after the issuance date, each holder of Series C Preferred Stock shall have the right, at such holder’s option, to convert any or all of the shares of Series C Preferred Stock held by such holder into fully paid and nonassessable shares of our common stock, as more particularly set forth below in the section entitled “The Selling Stockholder Transactions - Series C Preferred Stock.”

In addition to the shares of Series C Preferred Stock to be sold and issued to the Selling Stockholders in the Preferred Offering, at each Tranche Closing we shall also issue the Selling Stockholders an aggregate of Warrants to purchase that number of shares of our common stock equal to 50% of shares of common stock issuable upon conversion in full of the shares of Series C Preferred Stock issued in connection with the same Tranche Closing. Each Warrant shall be immediately exercisable (subject to certain beneficial ownership limitations and, until obtained, Stockholder Approval), expire five years from the date of issuance, and have an exercise price of $2.2310 (as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in the Warrant).

In the event that the closing price of the our common stock during the prior three trading days preceding a Tranche Closing date shall be lower than the Floor Price, then the applicable Tranche Closing shall be delayed until such time as the price meets the required threshold for a period of five consecutive trading days. Notwithstanding the foregoing, the Selling Stockholders have the ability, subject to prior written consent of the Company, to purchase any number of shares of Series C Preferred Stock prior to the dates of the Tranche Closings provided for in the Preferred Purchase Agreement during the term of the Preferred Purchase Agreement.

Pursuant to the Preferred Purchase Agreement, subject to certain exceptions, the Selling Stockholders will have a right of first refusal to with respect to any investment proposed to be made by any other person for each and every future variable rate transaction during the ROFR Period. Additionally, subject to certain exceptions, through the later of (i) the date that less than 1,200 shares of Series C Preferred Stock are outstanding and (ii) December 9, 2026, the Selling Stockholders shall have the right to participate in any subsequent financing for up to 20% of such financing.

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The consummation of the transactions contemplated by the Preferred Purchase Agreement is subject to various customary closing conditions. In addition, pursuant to the Preferred Purchase Agreement, unless and until the Company obtains Stockholder Approval, the Selling Stockholders are prohibited from converting their shares of Series C Preferred Stock and exercising their Warrants to the extent that such conversions and exercises would, in the aggregate, result in the issuance of shares of common stock exceeding the Exchange Cap. The Selling Stockholders shall have no obligation to fund the second or subsequent Tranche Closings unless and until Stockholder Approval has been obtained, and the Company has agreed to obtain Stockholder Approval no later than 90 days after the date of the Preferred Purchase Agreement.

The Preferred Purchase Agreement contains customary termination provisions for the Investors under certain limited circumstances and the Preferred Purchase Agreement will automatically terminate if any Tranche Closing has not occurred prior to June 9, 2027.

The Selling Stockholders have agreed that neither they nor any of their respective affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Preferred Purchase Agreement.

In connection with the Preferred Purchase Agreement, we also entered into the Preferred Registration Rights Agreement with the Selling Stockholders, pursuant to which we agreed to file with the Commission, no later than 15 days from the Closing Date, the Preferred Registration Statement covering the shares of common stock, issuable upon conversion of the shares of Series C Preferred Stock and exercise of Warrants issued on the Closing Date and have the Preferred Registration Statement declared effective by the Commission within 45 days of the filing deadline (which may be extended in the event the Commission elects to review such registration statement). Upon the completion of any Tranche Closing subsequent to the Closing Date, we are required to file a new registration statement within 15 days covering the registrable securities subject to such Tranche Closing and have the registration statement declared effective by the Commission within 45 days of the filing deadline.

Series C Preferred Stock

On December 9, 2025, in connection with the Preferred Offering, we filed the Certificate of Designation with the Delaware Secretary of State. The Certificate of Designation became effective upon filing and designates 75,000 shares of our preferred stock as Series C Non-Voting Convertible Preferred Stock, par value $0.0001 per share.

Ranking. The Series C Preferred Stock ranks senior to our common stock, Series A Non-Voting Convertible Preferred stock and Series B Preferred Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Dividends. The holders of outstanding shares of Series C Preferred Stock shall be entitled to cumulative dividends at an annual rate of 6% of the Stated Value (as defined below) per share. Dividends shall accrue from the date of each such Tranche Closing, and for as long as any shares of Series C Preferred Stock remain issued and outstanding and are payable quarterly in arrears. At our option, dividends on the Series C Preferred Stock may be paid in (i) cash, (ii) by adding the amount of dividends payable on such date to the aggregate Stated Value of such holder’s shares of Series C Preferred Stock (“PIK Dividends”), or (iii) any combination of cash and PIK Dividends. The “Stated Value” shall mean $1,080 per share, subject to adjustment in the event of any stock dividend (including PIK Dividends), stock split, combination, recapitalization, or other similar event affecting such shares.

Voting. Except as otherwise provided by the Certificate of Designation or required by law, the Series C Preferred Stock does not have voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series C Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, our amended and restated certificate of incorporation, as amended (the “Charter”), or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, in each case if any such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock, (ii) issue further shares of Series C Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

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Management Rights. Notwithstanding the foregoing, the holders, voting as a separate class, have the right to appoint directors to the Board if performance falls short against cash burn targets: starting on the 12-month anniversary of the Preferred Purchase Agreement, if for two consecutive fiscal quarters the Company’s net monthly cash burn (measured as the average over any rolling three-month period) exceeds the Board-approved Maximum Cash Burn (as defined in the Certificate of Designation) by more than 15% (with specified exclusions for Board-approved strategic items, force majeure/macroeconomic events, mandated accounting changes, and non-recurring or extraordinary items), the holders of shares of Series C Preferred Stock may appoint one director, and if the underperformance continues for an additional consecutive fiscal quarter, they may appoint a second director. To exercise the right, the holders must give written notice within 30 days after the Company files quarterly financials evidencing the trigger, each appointee must be reasonably acceptable to the Nominating and Governance Committee (or the Board), meet independence/qualification standards, and comply with Company policies, and we will include the appointee in our slate or fill a vacancy, subject to fiduciary duties. The right is subject to a cure: if, before the appointment becomes effective, performance returns to within 10% of the Maximum Cash Burn (applying the same exclusions), the right is not exercisable for that period. If any appointed director automatically resigns upon the earlier of (i) performance within 10% of budget for two consecutive fiscal quarters, (ii) 24 months after appointment, or (iii) the termination events below. The appointment rights terminate upon the earliest of conversion of all shares of Series C Preferred Stock, consummation of a Fundamental Transaction (as defined in the Certificate of Designation), or written agreement of the Company and a majority of the Series C Preferred Stock.

Conversion. Subject to certain beneficial ownership limitations and, until such date that Stockholder Approval is obtained, the Exchange Cap, at any time after the issuance date, each holder of Series C Preferred Stock shall have the right, at such holder’s option, to convert any or all of the shares of Series C Preferred Stock held by such holder into fully paid and nonassessable shares of our common stock. The number of shares of common stock issuable upon conversion of each share of Series C Preferred Stock shall be equal to the quotient obtained by dividing (i) the Stated Value of such share of Series C Preferred Stock plus all accrued and unpaid dividends thereon by (ii) the Conversion Price (as defined below) in effect on the date of conversion. The fixed conversion price (the “Fixed Conversion Price”) is $2.2310. Notwithstanding the foregoing, each holder shall have the right to convert at a variable conversion price (together with the Fixed Conversion Price, the “Conversion Price”) in effect on any conversion date which shall be equal to 93% of the lowest volume-weighted average price of our common stock on the Nasdaq Capital Market for the five trading days immediately preceding the date of the conversion notice delivered by the holder, subject to adjustment, provide, however, that in no event shall the Conversion Price be lower than $0.39 per share, the Floor Price, subject to adjustment.

Liquidation. In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets, funds, or proceeds available for distribution of the Company to the holders of common stock or any other class or series of capital stock ranking junior to the Series C Preferred Stock upon liquidation, by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value plus all accrued and unpaid dividends thereon or (ii) the amount that such holder would receive if such holder converted all of its shares of Series C Preferred Stock into common stock immediately prior to such liquidation, dissolution or winding up.

Redemption. We may, at any time and in our sole discretion, request to redeem all or any portion of the outstanding shares of Series C Preferred Stock at a price equal to 115% of the Stated Value plus all accrued and unpaid dividends thereon by providing the holder at least 10 days prior written notice, during which 10 day period the holder thereof shall have the right to convert such holder’s shares of Series C Preferred Stock into shares of our common stock. Upon the closing of any equity or equity-linked financing by the Company after the issuance date, the holder shall have the right, but not the obligation, to require us to redeem, out of the proceeds of such financing, up to 36% of the aggregate amount of net proceeds raised in the financing, or 100% of any Series B Warrant exercise net proceeds, outstanding shares of Series C Preferred Stock at a per share price equal to the Stated Value plus all accrued and unpaid dividends thereon, provided that such right shall expire 5 days after the holder receives notice from us of the consumption of a financing.

Initial Tranche

On December 10, 2025, the Company and the Selling Stockholders held the initial tranche closing (the “Initial Tranche Closing”), as set forth in Section 2.3(c) of the Preferred Purchase Agreement, whereby the Selling Stockholders paid $12,000,000 to the Company for the purchase of 12,000 shares of Series C Preferred Stock and Warrants to purchase 2,904,528 shares of Company common stock, with an exercise price of $2.231 per share, thereby completing the Initial Tranche Closing and formally issuing the Initial Tranche Preferred Shares and Warrants.

As of December 29, 2025, all 12,000 of the Initial Tranche Preferred Shares and Warrants remain outstanding.

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USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholders. However, upon the Selling Stockholders’ exercise of the Warrants, if ever, we will receive the exercise price of the exercised Warrants.

We currently intend to use proceeds that we have received pursuant to the Preferred Purchase Agreement and, upon exercise of the Warrants, if ever, for general corporate purposes, including operating expenses, capital expenditures and working capital. We have broad discretion in determining how the proceeds we receive, if any, will be used, and our discretion is not limited by the aforementioned possible uses. As we are unable to predict the timing or amount of exercise of the Warrants by the Selling Stockholders, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such securities. We may use the proceeds for purposes that are not contemplated at the time of this offering.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

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SELLING STOCKHOLDERS

This prospectus covers the offer and sale, or other disposition, from time to time by the Selling Stockholders, including their pledgees, donees, transferees, assigns or other successors in interest, of up to 36,135,295 shares of our common consisting of (i) up to 33,230,767 shares of common stock issuable upon conversion of shares of our Series C Preferred Stock issued to the Selling Stockholders in the Initial Tranche (as defined therein) pursuant to the Preferred Purchase Agreement, based on the Floor Price of $0.39; and (ii) up to 2,904,528 shares of common stock issuable upon exercise of Warrants issued to the Selling Stockholders in the Initial Tranche, together with the shares of Series C Preferred Stock, pursuant to the Preferred Purchase Agreement. We are registering our shares of common stock included in this prospectus pursuant to the provisions of that Registration Rights Agreement we entered into with the Selling Stockholders on December 9, 2025 in order to permit the Selling Stockholders to offer the shares included in this prospectus for resale from time to time. Other than the transactions described under the sections of this prospectus entitled “The Selling Stockholder Transactions” and “Recent Developments,” the Selling Stockholders have not had any material relationship with us within the past three years. We will incur all costs associated with this prospectus and the registration statement of which it is a part.

The below table presents information regarding the Selling Stockholders and the shares of our common stock that may be resold by the Selling Stockholders from time to time under this prospectus, including (a) the shares of our common stock beneficially owned by the Selling Stockholders prior to this offering, based on the Floor Price and not taking account any limitations on conversion of the Series C Preferred and exercise of the Warrants held by the Selling Stockholders, including the Beneficial Ownership Limitation (defined below); (b) the number of shares of our common stock being offered by the Selling Stockholders pursuant to this prospectus; and (c) the Selling Stockholders’ beneficial ownership of our common stock after completion of this offering, assuming that all of the shares of common stock covered by this prospectus (but none of the other shares, if any, held by the Selling Stockholders) are sold to third parties in this offering.

Pursuant to the Series C Certificate of Designation and the Warrants, the Selling Stockholders may not convert shares of the Series C Preferred Stock or exercise their Warrants, as applicable, to the extent that immediately after such conversion or exercise such Selling Stockholder would beneficially own a number of shares of our common stock which would exceed 4.9% (in the case of Series B Preferred Stock) or 4.99% (in the case of the Warrants) of the outstanding shares of our common stock, which may be increased by a Selling Stockholder to up to 19.9% (in the case of Series B Preferred Stock) or 19.99% (in the case of the Warrants) upon 61 days’ notice from the Selling Stockholders to the Company (the “Beneficial Ownership Limitation”), provided that any such adjustment to the Beneficial Ownership Limitation shall only apply to the Selling Stockholder that elected to make such adjustment and shall not be effective until sixty-one (61) days after the Company’s receipt of notice of such adjustment. The number of shares set forth in the below table does not reflect the application of the Beneficial Ownership Limitation. Additionally, because the Conversion Price applicable to the shares of Series C Preferred Stock is not fixed, but is limited by the Floor Price, the number of shares of common stock that will actually be issued to the Selling Stockholders upon conversion of the shares of Series C Preferred may be less than the number of shares included in the below table and being offered by this prospectus.

The table is based on information supplied to us by the Selling Stockholders. Beneficial and percentage ownership is determined in accordance with the rules and regulations of the Commission, which is based on voting or investment power with respect to such shares, and this information does not necessarily indicate beneficial ownership for any other purpose. In accordance with Commission rules, in computing the number of shares beneficially owned by the Selling Stockholders, shares of common stock subject to derivative securities held by a Selling Stockholder that are currently exercisable or convertible, or that will be exercisable or convertible within 60 days after December 26, 2025, are deemed outstanding for purposes of that Selling Stockholders.

The Selling Stockholders may sell all, some or none of their shares of common stock covered by this prospectus. We do not know the number of such shares, if any, that will be offered for sale or otherwise disposed of by the Selling Stockholders. See “Plan of Distribution.”

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	Shares of Common Stock Beneficially Owned Prior to		Maximum Number of Shares of Common Stock Offered Under this		Shares of Common Stock Beneficially Owned After Offering(1)
Name of Selling Stockholder	Offering		Prospectus		Number	Percentage(2)
3i, LP(3)	33,982,633	(4)	18,067,648	(5)	15,914,985	43.78%
Nomis Bay Ltd(6)	9,297,069	(7)	9,297,069	(7)	–	–
BPY Limited(8)	4,375,092	(9)	4,375,092	(9)	–	–
Nomis Bay Opportunity Ltd(10)	2,197,743	(11)	2,197,743	(11)	–	–
Kipling Dade Ltd(12)	2,197,743	(13)	2,197,743	(13)	–	–

(1)	Assumes that all of the shares of common stock being registered by this prospectus are resold by the Selling Stockholders to third parties.

(2)	Based on 2,525,778 shares of our common stock outstanding as of December 26, 2025.

(3)	The business address of 3i is 2 Wooster Street, 2nd Floor, New York, NY 10013. 3i’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, and has sole voting control and investment discretion over securities beneficially owned directly by 3i and indirectly by 3i Management, LLC. We have been advised that none of Mr. Tarlow, 3i Management, LLC or 3i is a member of the Financial Industry Regulatory Authority (“FINRA”) or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Tarlow as to beneficial ownership of the securities beneficially owned directly by 3i and indirectly by 3i Management, LLC.

(4)	Consists of (i) up to 16,615,384 shares of common stock issuable upon conversion of shares of our Series C Preferred Stock issued to 3i in the Initial Tranche pursuant to the Preferred Purchase Agreement, based on the Floor Price; (ii) 1,452,264 shares of common stock issuable to 3i upon exercise of the Warrants issued in the Initial Tranche together with the shares of Series C Preferred Stock; (iii) up to 9,106,425 shares of common stock issuable to 3i upon conversion of the Note; (iv) up to 4,553,213 shares of common stock issuable upon exercise of the Note Offering Warrants; (v) up to 1,665,378 shares of common stock issuable to 3i upon conversion of shares of our Series B Preferred Stock held by 3i, based on a floor price of $1.294; (vi) up to 509,987 shares of common stock issuable to 3i upon exercise of the Series B Warrants held by 3i; and (vii) 79,982 shares of common stock. The foregoing does not take into account any beneficial ownership limitations applicable to the conversion or exercise of the Note, Note Offering Warrants, shares of Series B Preferred Stock or Series B Warrants, as applicable.

(5)	Consists of (i) up to 16,615,384 shares of common stock issuable upon conversion of shares of our Series C Preferred Stock issued to 3i in the Initial Tranche pursuant to the Preferred Purchase Agreement, based on the Floor Price; and (ii) 1,452,264 shares of common stock issuable to 3i upon exercise of the Warrants issued in the Initial Tranche together with the shares of Series C Preferred Stock.

(6)	The business address of Nomis Bay Ltd (“Nomis Bay”) is c/o Murchinson Ltd., 4th Floor, 145 Adelaide Street West, Toronto, Ontario, M5H 4E5, Canada.

(7)	Consists of (i) up to 8,549,778 shares of common stock issuable upon conversion of shares of our Series C Preferred Stock issued to Nomis Bay in the Initial Tranche pursuant to the Preferred Purchase Agreement, based on the Floor Price; and (ii) 747,291 shares of common stock issuable to Nomis Bay upon exercise of the Warrants issued in the Initial Tranche together with the shares of Series C Preferred Stock.

(8)	The business address of BPY Limited (“BPY”) is c/o Murchinson Ltd., 4th Floor, 145 Adelaide Street West, Toronto, Ontario, M5H 4E5, Canada.

(9)	Consists of (i) up to 4,023,425 shares of common stock issuable upon conversion of shares of our Series C Preferred Stock issued to BPY in the Initial Tranche pursuant to the Preferred Purchase Agreement, based on the Floor Price; and (ii) 351,667shares of common stock issuable to BPY upon exercise of the Warrants issued in the Initial Tranche together with the shares of Series C Preferred Stock.

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(10)	The business address of Nomis Bay Opportunity Ltd (“Nomis Bay Opportunity”) is c/o Murchinson Ltd., 4th Floor, 145 Adelaide Street West, Toronto, Ontario, M5H 4E5, Canada.

(11)	Consists of (i) up to 2,021,090 shares of common stock issuable upon conversion of shares of our Series C Preferred Stock issued to Nomis Bay Opportunity in the Initial Tranche pursuant to the Preferred Purchase Agreement, based on the Floor Price; and (ii) 176,653 shares of common stock issuable to Nomis Bay Opportunity upon exercise of the Warrants issued in the Initial Tranche together with the shares of Series C Preferred Stock.

(12)	The business address of Kipling Dade Ltd (“Kipling Dade”) is 970 Lawrence Avenue West, Suite 904, Toronto, Ontario, M6A 3B6, Canada.

(13)	Consists of (i) up to 2,021,090 shares of common stock issuable upon conversion of shares of our Series C Preferred Stock issued to Kipling Dade in the Initial Tranche pursuant to the Preferred Purchase Agreement, based on the Floor Price; and (ii) 176,653 shares of common stock issuable to Kipling Dade upon exercise of the Warrants issued in the Initial Tranche together with the shares of Series C Preferred Stock.

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PLAN OF DISTRIBUTION

The Selling Stockholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Commission;

•	through the writing or settlement of options, forward sales or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be a Selling Stockholder for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our shares of common stock covered by this prospectus by the Selling Stockholders. We also have agreed to reimburse 3i for the fees and disbursements of its counsel, payable upon the issuance of the shares of Series C Preferred Stock and Warrants, in an amount not to exceed $100,000.

We also have agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities in connection with the offering of our shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholders have agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by them specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $233,708.55.

This offering will terminate on the date that all our shares of common Stock offered by this prospectus have been sold by the Selling Stockholders.

Our shares of common stock are currently listed on the Nasdaq under the symbol “TIVC”.

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Snell & Wilmer L.L.P., San Diego, California.

EXPERTS

Rosenberg Rich Baker Berman, P.A., the Company’s independent registered public accounting firm, has audited the Company’s financial statements at December 31, 2024 and 2023, and for the years then ended, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern), which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on Rosenberg Rich Baker Berman, P.A.’s report, given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the Commission relating to the shares of our common stock being offered hereby. This prospectus does not contain all of the information in the registration statement and its exhibits. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents.

The Commission maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the Commission. The address of that site is http://www.sec.gov. The registration statement and the exhibits are available through the Commission’s website.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information will be available at the website of the Commission referred to above. Additionally, you may access our filings with the Commission through our website at www.tivichealth.com. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the Commission, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Tivic Health Systems, Inc.

Attention: Corporate Secretary

47685 Lakeview Blvd.

Fremont, California 94538

(888) 276-6888

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference,” below. We have not, and the Selling Stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. The Selling Stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only, and that any information we have incorporated by reference was accurate on the date of the document incorporated by reference only. Our business, financial condition, results of operations and prospects may have changed since such date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” information from other documents that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus, any accompanying prospectus supplement and the registration statement of which this prospectus is a part.

We incorporate by reference into this prospectus, any accompanying prospectus supplement and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the Commission:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 21, 2025;

•	our Quarterly Report on Form 10-Q filed with the Commission on May 15, 2025;

•	our Quarterly Report on Form 10-Q filed with the Commission on August 14, 2025;

•	our Quarterly Report on Form 10-Q filed with the Commission on November 14, 2025;

•	our Current Reports on Form 8-K and 8-K/A filed with the Commission on January 3, 2025, February 5, 2025, February 12, 2025, February 24, 2025, March 5, 2025, March 6, 2025, March 21, 2025, April 3, 2025, April 10, 2025, April 14, 2025, April 22, 2025, May 2, 2025, May 14, 2025, May 20, 2025, June 25, 2025, July 7, 2025, July 25, 2025, August 20, 2025, August 27, 2025, October 15, 2025, November 13, 2025, November 14, 2025, November 18, 2025 and December 11, 2025 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this prospectus); and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the Commission under Section 12(b) of the Exchange Act on November 10, 2021 (File No. 001-41052), including any amendments or reports filed for the purpose of updating such description, and Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 21, 2025.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the Commission that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of these materials in the manner set forth under the heading “Where You Can Find Additional Information,” above.

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36,135,295 Shares of Common Stock

_________________

PRELIMINARY PROSPECTUS

_________________

, 2025

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Tivic Health Systems, Inc.

SEC Registration Fee	$8,708.55

Accounting Fees and Expenses	$10,000.00

Legal Fees and Expenses	$200,000

Miscellaneous Fees and Expenses	$15,000.00

Total	$233,708.55

Item 15. Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation, as amended (“Charter”), and amended and restated bylaws, as amended (“Bylaws”) that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of laws;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Charter authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our Bylaws will provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our Bylaws are not exclusive.

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Our Charter provides that we will indemnify each person who was or is a party, or is or was threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Charter provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

The above discussion of our Charter, Bylaws and Delaware law is not intended to be exhaustive and is respectively qualified in its entirety by such Charter, Bylaws and applicable Delaware law.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain standard policies of insurance that provide coverage for certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

To the extent that our directors and officers are indemnified under the provisions contained in our Charter, Bylaws, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 16. Exhibits.

The exhibits required by Item 601 of Regulation S-K and Item 16 of this Registration Statement are listed in the Exhibit Index immediately preceding the signature page and such list is incorporated herein by reference.

Item 17. Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference (Form Type)	Filing Date	Filed Herewith

3.1	Certificate of Designation of Series C Non-Voting Convertible Preferred Stock of Tivic Health Systems, Inc., dated December 9, 2025.	8-K	12/11/2025

4.1	Form of Common Stock Purchase Warrant (Preferred Offering).	8-K	12/11/2025

5.1	Opinion of Snell & Wilmer L.L.P.			X

10.1	Form of Securities Purchase Agreement, by and between Tivic Health Systems, Inc. and certain institutional investors, dated December 9, 2025.	8-K	12/11/2025

10.2	Form of Registration Rights Agreement, by and between Tivic Health Systems, Inc. and certain institutional investors, dated December 9, 2025.	8-K	12/11/2025

23.1	Consent of Rosenberg Rich Baker Berman, P.A.			X

23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).			X

24.1	Power of Attorney (included on signature page to the Registration Statement).			X

107	Filing Fee Table.			X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this December 29, 2025.

TIVIC HEALTH SYSTEMS, INC.

By:	/s/ Jennifer Ernst
Name: Jennifer Ernst Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennifer Ernst and Lisa Wolf, and each of them, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer Ernst	Chief Executive Officer and Director	December 29, 2025
Jennifer Ernst	(Principal Executive Officer)

/s/ Lisa Wolf	Chief Financial Officer	December 29, 2025
Lisa Wolf	(Principal Financial Officer and Accounting Officer)

/s/ Sheryle Bolton	Chair of the Board of Directors	December 29, 2025
Sheryle Bolton

/s/ Christina Valauri	Director	December 29, 2025
Christina Valauri

/s/ Dean Zikria	Director	December 29, 2025
Dean Zikria

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